Exhibit 99.1

News Release

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Jeffrey L. Chastain

Vice President of Investor Relations

225-952-2308

jchastain@he-equipment.com

H&E Equipment Services Completes Sale of Crane Business

BATON ROUGE, Louisiana — (October 1, 2021) — H&E Equipment Services, Inc. (“H&E” or the “Company”) (NASDAQ: HEES) today announced it has completed the sale of the Company’s crane business to a wholly-owned subsidiary of The Manitowoc Company, Inc. (NYSE: MTW). Proceeds from the sale are an estimated $130 million in cash, pending the finalization of net working capital and other transaction adjustments. The proceeds are expected to be used for further facilities expansion, investment in the rental fleet, and other general corporate purposes.

Brad Barber, Chief Executive Officer of H&E Equipment Services, Inc., noted, “With the closing of the transaction, H&E has fully exited all crane distribution and service activities while positioning the Company for continued expansion in the equipment rental business. We believe our transition to a pure rental business strategy should result in improved revenues and margins through the industry cycle.”

The Company also reported that the previously announced agreement to sell two earthmoving distribution branches in Arkansas has closed. H&E will remain a distributor of earthmoving equipment in the state of Louisiana.

Following the closing of the two transactions, H&E’s equipment rental operations extend across 101 branch locations in 24 states.

About H&E Equipment Services, Inc.

Founded in 1961, H&E Equipment Services, Inc. is one of the largest rental equipment companies in the nation, serving customers across 24 states. The Company’s fleet is among the industry’s youngest and most versatile with a superior equipment mix comprised of aerial work platforms,

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H&E Equipment Services Completes Sale of Crane Business

October 1, 2021

earthmoving, material handling, and other general and specialty lines. H&E serves a diverse set of end markets in many high-growth geographies including branches throughout the Pacific Northwest, West Coast, Intermountain, Southwest, Gulf Coast States, Southeast, and Mid-Atlantic regions.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements about H&E’s beliefs and expectations, are “forward-looking statements” within the meaning of the federal securities laws. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend”, “foresee” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response to the pandemic, material delays and cancellations of construction or infrastructure projects, supply chain disruptions and other impacts to the business; (2) general economic conditions and construction and industrial activity in the markets where we operate in North America; (3) our ability to forecast trends in our business accurately, and the impact of economic downturns and economic uncertainty in the markets we serve (including as a result of current uncertainty due to COVID-19); (4) trends in oil and natural gas could adversely affect the demand for our services and products; (5) the impact of conditions in the global credit and commodity markets (including as a result of current volatility and uncertainty in credit and commodity markets due to COVID-19) and their effect on construction spending and the economy in general; (6) relationships with equipment suppliers; (7) increased maintenance and repair costs as we age our fleet and decreases in our equipment’s residual value; (8) our indebtedness; (9) use of proceeds from the sale of the crane business, risks associated with the expansion of our business and any potential acquisitions we may make, including any related capital expenditures, or our inability to consummate such acquisitions; (10) our possible inability to integrate any businesses we acquire; (11) competitive pressures; (12) security breaches and other disruptions in our information technology systems; (13) adverse weather events or natural disasters; (14) compliance with laws and regulations, including those relating to environmental matters, corporate governance matters and tax matters, as well as any future changes to such laws and regulations; and (15) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release. These statements are based on the current beliefs and assumptions of H&E’s management, which in turn are based on currently available information and important, underlying assumptions. H&E is under no obligation to publicly update or revise any forward-looking statements after this press release, whether as a result of any new information, future events or otherwise. Investors, potential investors, security holders and other readers are urged to consider the above-mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

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